Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-1258887, 333-92511, 333-41204, 333-90048 and 333-143954 on Form S-8 and Registration Statement No. 333-131768 on Form SB-2 of InPlay Technologies, Inc. (formerly Duraswitch Industries, Inc.) of our report dated August 10, 2009, appearing in this Annual Report on Form 10-K of InPlay Technologies, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ Moss Adams LLP
Scottsdale, Arizona

August 10, 2009